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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 for the Exxon Corporation Shareholder Investment Program of our report dated February 26, 1997 on the consolidated financial statements of Exxon Corporation, which appears on page F11 of the 1996 Annual Report to Shareholders of Exxon Corporation, which is incorporated by reference in Exxon Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading 'Experts' in such Prospectus.

PRICE WATERHOUSE LLP
Dallas, Texas
May 20, 1997


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